Exhibit 8.1

NIXON PEABODY LLP

1100 Clinton Square

Rochester, New York 14604

(585) 263-1000

Fax: (585) 263-1600

June 17, 2010

Corning Natural Gas Corporation

330 W. William St.

Corning, New York 14830

Ladies and Gentlemen:

We have acted as counsel to Corning Natural Gas Corporation (the "Company"), a New York corporation, in connection with an offering by the Company to holders of record of its common stock, par value $5.00 per share (the "Common Stock"), of transferable subscription rights (the "Subscription Rights") entitling the holders thereof to purchase up to 104,100 shares of Common Stock, pursuant to a Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") and the prospectus contained therein (the "Prospectus").

In connection with the foregoing, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Restated Certificate of Incorporation of the Company; (iv)the Second Amended and Restated Bylaws of the Company; and (v) resolutions of the Board of Directors of the Company authorizing the offering and issuance of the Subscription Rights and the shares of Common Stock to be sold by the Company and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from public officials.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein and in the Prospectus, the discussion set forth in the Registration Statement under the caption "SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES", insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material federal income tax consequences to shareholders of the Company which are recipients of the Subscription Rights and purchasers of the Common Stock pursuant to the Subscription Rights.

The opinion expressed herein is based upon our interpretation of current provisions of the Internal Revenue Code of 1986, as amended, and existing judicial decisions, administrative regulations, and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth therein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retrospective basis, would not adversely affect the accuracy of the conclusions stated herein. We express no opinion other than as to the

Corning Natural Gas Corporation

June 17, 2010

federal income tax law of the United States of America. This opinion does not address any state, local or foreign tax consequences that may result from the transactions contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nixon Peabody LLP